                                                                    EXHIBIT 99.1

                      DESCRIPTION OF EMPLOYMENT AGREEMENTS.

EMPLOYMENT-RELATED ARRANGEMENTS

   JOHN P. CALAMOS

      We will enter into an employment agreement with John P. Calamos, effective on or before the consummation of this offering, that provides that Mr. Calamos will serve as our Chairman, Chief Executive Officer and Co-Chief Investment Officer through December 31, 2007. Thereafter, Mr. Calamos's agreement will be renewed annually for a new three-year term, unless terminated upon 24 months' notice prior to the expiration. The agreement provides Mr. Calamos with a minimum annual base salary of $650,000, an annual discretionary target bonus of at least 600% of base salary and a maximum annual bonus opportunity of at least 150% of his target bonus. Mr. Calamos will also participate in the annual long-term performance incentive plan applicable to portfolio managers and research professionals. Mr. Calamos participates in the benefit plans and programs generally available to our other senior executive officers. Mr. Calamos is eligible to receive annual equity awards under our Incentive Compensation Plan described below in the discretion of our Compensation Committee, and is expected to receive annually awards with a value equal to 300% of his base salary.

      For the period from January 1, 2004 through the effective date of his employment agreement, Mr. Calamos will have received a base salary at an annual rate of $6,000,000. Prior to this offering Mr. Calamos also participated in a bonus plan under which Mr. Calamos received a bonus of $7,300,000 for that portion of the 2004 fiscal year that ends on the date of this offering. Following the date of this offering, Mr. Calamos will participate in the annual bonus arrangement designated in his employment agreement.

      Mr. Calamos is entitled to receive the following severance payments if we terminate his employment without "cause" or he terminates his employment for "good reason":

      -     Any accrued base salary, bonus, vacation and unreimbursed expenses;

      -     Base salary for 36 months; and

      -     Continued health care coverage for 36 months at employee rates.

These severance benefits are subject to Mr. Calamos signing a release of claims against us, and complying with the restrictive covenants in his employment agreement. In the event Mr. Calamos accepts other full time employment, as specified in his employment agreement, during his severance period, the only remaining obligation of the company to Mr. Calamos (other than accrued base salary, bonus, vacation and unreimbursed expenses) will be to pay Mr. Calamos 50% of his remaining base salary payments, which will be paid in a lump sum. "Cause" is defined as (1) willful breach of agreement or of any material company policy, (2) misappropriation of assets, (3) conviction of a felony or other serious crime, (4) willful acts resulting in censure of Mr. Calamos or similar adverse action by the SEC or state regulator, (5) an act of fraud or gross moral turpitude, or (6) continued willful failure to substantially perform assigned duties after notice and opportunity to cure. "Good reason" is generally defined as any of the following after notice and opportunity to cure; (i) the continued breach by us of any material provision of his agreement (ii) any material adverse change in the status, position or responsibilities of Mr Calamos, including a change in Mr. Calamos' reporting relationship, (iii) assignment of duties to Mr. Calamos that are materially inconsistent with his position and responsibilities, (iv) the failure by us to assign his employment agreement to a successor to us, or failure of a successor to us to explicitly assume and agree to be bound by his employment, or (iv) delivery of notice to Mr. Calamos of non-renewal of his employment agreement.

      If Mr. Calamos dies or becomes disabled, he will receive life insurance or disability insurance payments, as applicable, continued health care coverage for 18 months at employee rates (in the case of disability) and any accrued base salary, bonus, vacation and unreimbursed expenses.

      If Mr. Calamos's employment is terminated in connection with a change in control within two years of a change in control, he will receive the following:

      -     Any accrued base salary, bonus, vacation and unreimbursed expenses;

      -     Lump sum payment equal to base salary and bonus for 36 months;

      - 24 months health care continuation, and 2 years of welfare benefits at employee rates;

      -     Pro rata bonus.

In addition, other earned cash or incentive benefits vest and become payable, and equity awards will vest in full. These benefits are subject to Mr. Calamos signing a release of claims against us. Mr. Calamos's employment agreement also includes a tax gross-up for "golden parachute" excise taxes.

      Mr. Calamos will also enter into covenants with us, which apply until the later of the fifth anniversary of this offering or three years following his termination of employment with us for any reason. For additional information, see "Management -- Governance Documents -- Non-Competition Agreements."

   NICK P. CALAMOS

      We will enter into an employment agreement with Nick P. Calamos, effective on or before the consummation of this offering, that provides that Mr. Calamos will serve as our Senior Executive Vice President and Co-Chief Investment Officer through December 31, 2007. The terms of Mr. Calamos's employment agreement are substantially similar to the terms in our agreement with John P. Calamos, except that Mr. Calamos will initially receive a base salary of $500,000, and an annual discretionary target bonus of 500% of base salary. In addition, it is expected that Mr. Calamos will receive annual awards under our incentive compensation plan (in the discretion of our Compensation Committee) with a value in the amount of 250% of his base salary.

      For the period from January 1, 2004 through the effective date of his employment agreement, Mr. Calamos will have received a base salary at an annual rate of $2,000,000. Prior to this offering Mr. Calamos also participated in a bonus plan under which Mr. Calamos may receive a bonus for that portion of the 2004 fiscal year that ends on the date of this offering. Following the date of this offering, Mr. Calamos will participate in the annual bonus arrangement designated in his employment agreement.

   PATRICK H. DUDASIK

      We will enter into an employment agreement with Patrick H. Dudasik, effective on or before the consummation of this offering, that provides that Mr. Dudasik will serve as our Executive Vice President, Chief Financial Officer and Treasurer through December 31, 2007. Mr. Dudasik's agreement will be renewed annually for a new two-year term, unless terminated upon 12 months' notice prior to the expiration. The agreement provides Mr. Dudasik with an annual base salary of $350,000, an annual discretionary target bonus of 200% of base salary and a maximum annual bonus opportunity of at least 150% of his target bonus. Mr. Dudasik participates in the benefit plans and programs generally available to our other senior executive officers. Mr. Dudasik is eligible to receive annual equity awards under our Incentive Compensation Plan in the discretion of our Compensation Committee, and is expected to receive annually awards with a value equal to 200% of his base salary. A portion of Mr. Dudasik's existing awards under our EAU plan will be cashed out at the time of this offering as described below under the EAU plan, and the remainder of his existing EAUs will be converted into restricted share units. The terms of Mr. Dudasik's employment agreement relating to severance and change in control payments are substantially similar to those in our agreement with John P. Calamos, Sr., except that Mr. Dudasik will receive salary and continued health coverage for 18 months following his termination without cause or for good reason.

      Mr. Dudasik will also enter into restrictive covenants with us, which apply until 18 months following his termination of employment with us for any reason. Mr. Dudasik will agree that he will not disclose confidential information, compete with us or solicit any of our employees or clients.

   JAMES S. HAMMAN, JR.

      We will enter into an employment agreement with James S. Hamman, Jr., effective on or before the consummation of this offering, that provides that Mr. Hamman will serve as our Executive Vice President, General Counsel and Secretary through December 31, 2007. The terms of Mr. Hamman's employment agreement will be substantially similar to the terms in our agreement with Patrick H. Dudasik, except that Mr. Hamman will initially receive a base salary of $320,000. Mr. Hamman will also enter into restrictive covenants with us substantially similar to those we entered into with Mr. Dudasik.

   NON-COMPETITION AGREEMENTS

      Prior to the consummation of the Reorganization, John P. Calamos, our Chairman, Chief Executive Officer and Co-Chief Investment Officer, Nick P. Calamos, our Senior Executive Vice President and Co-Chief Investment Officer, and John P. Calamos, Jr., our Senior Vice President, Portfolio Manager, will enter into employment agreements with us. Pursuant to these employment agreements, each of them will agree:

      - not to use or disclose any confidential information relating to our company;

      - except for John P. Calamos' ownership in Calim Private Equity, LLC (described below under "Certain Relationships and Related Party Transactions -- Calim Private Equity, LLC"), not to be involved in any investment management business other than ours or provide any investment management services with or for any person, entity or organization other than our company, except as may be permitted by a vote of our independent directors;

      - except as required by law, not to use or refer to the Calamos name or the name of any of our funds or accounts, or the investment performance of any of our funds or accounts, in any public filing, advertising or marketing materials relating to any product or service that competes with any of our products or services; and

      - not to solicit any of our clients or solicit or retain any of our employees,

in each case until the later of the fifth anniversary of this offering or three years after the termination of his employment with us for any reason.